UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

MEDICAL TECHNOLOGY AND INNOVATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	33-27610-A	65-2954561
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Fruitville Pike, Suite 200, Lancaster, PA 17601
(Address of principal executive offices)

(717) 390-3777
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Election of Director

On March 27, 2007 the Board of Directors elected Ric Kern to serve as a member of the Board of Directors. Information regarding Mr. Kern follows:

Ric Kern. Since 2003 Mr. Kern has been employed as Chief Executive Officer of ECT News Network, Inc. ECT News Network publishes online business and technology news under a variety of domain names, including E-Commerce Times®, TechNewsWorld, LinuxInsider, CRM Buyer and MacNewsWorld. From 1998 to 2003, Mr. Kern was Chief Executive Officer of Triad Commerce Group, LLC, a publisher of online news. 1981 Mr. Kern is an alumnus of California State University - Northridge, with concentrations in accounting and music. Mr. Kern is 47 years old.

Medical Technology has agreed to pay Mr. Kern $1,000 per month for his service on its Board of Directors. Medical Technology has also issued to Mr. Kern a three year option to purchase 100,000 common shares at $.50 per share, and has agreed to include the underlying shares in any registration statement that it files with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL TECHNOLOGY AND INNOVATIONS, INC.

Dated: March 30, 2007	By:	/s/ Jeremy Feakins
Jeremy Feakins
Chief Executive Officer